EXHIBIT 99.1


News Release
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                                                Contacts:
                                                ---------

                                                Jody P. Flynn
                                                Director, Public Relations
                                                SoftNet Systems, Inc.
                                                415-365-2510
                                                jflynn@softnet.com
                                                ------------------

                                                Jeffery Goldberger
                                                Investor Relations for SoftNet
                                                Stern & Co.
                                                212-888-0044
                                                goldberger@sternco.com



            SoftNet Announces Results of Annual Shareholder Meeting;
                      Begins Trading on NASDAQ Stock Market


San Francisco, California, April 14, 1999--Leading high speed Internet access provider, SoftNet Systems, Inc., today began trading on the NASDAQ Stock Market under the symbol SOFN following yesterday's annual stockholder meeting during which several proposals were approved, some of which were prerequisites to the company's NASDAQ listing.

Proposals passed at the meeting included those relating to the election of the board of directors, an increase in the number of authorized shares of the company's capital stock from 25 million to 100 million, the adoption of the company's 1998 Stock Incentive Plan, authorization to issue additional common stock in excess of 20% of the outstanding common stock of the company in connection with the company's convertible preferred stock and related warrants, the sale of Micrographic Technology Corporation, the company's reincorporation in the state of Delaware, and the appointment of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year. Details of each of the seven proposals passed at the company's 1998 Annual Shareholder Meeting are set out in the company's Proxy Statement dated March 12, 1999.

SoftNet's move to NASDAQ, which was predicated upon shareholder approval of certain of the above mentioned proposals, is significant because it provides the trading environment for fast growing Internet companies with whom the company competes and compares. SoftNet's reincorporation in the state of Delaware will allow the company to benefit from the Delaware General Corporation Law (the "DGCL") which is widely considered to be a sophisticated statute, highly conducive to business operations. Following adoption of the company's 1998 Stock Incentive Plan, the company will recognize a non-cash compensatory charge over the next four years totaling approximately $79 million. As detailed in the company's Proxy Statement and other filings, and although all stock options under the 1998 Plan were granted between October 1998 and March 1999 at what was the fair market value at the time of grant, under APB 25 the company must recognize as a charge the difference between the various grant prices and $59.875, the closing price on the date of shareholder approval of the stock option plan.

About SoftNet Systems, Inc.

SoftNet Systems, Inc. (NASDAQ:SOFN) is a leading high speed broadband Internet access and content services company focused on partnering with small to mid-sized cable operators. Through its ISP Channel, the company provides a complete turnkey Internet service to partnering cable affiliates.

Complementing the affordable high speed Internet access made available by the company, is its LOCALE service, a series of local user-friendly community e-commerce, information and entertainment portals built around local retailers and community organizations in service areas of each participating partnering cable affiliate. In addition, through SoftNet's Intellicom subsidiary, the company markets a satellite-based VSAT commercial Internet link. SoftNet's unique cost-saving technology infrastructure includes Intellicom VSAT satellite links to the company's network operations center (NOC), which replace more expensive terrestrial telecommunications data lines.

SoftNet's NOC is located in Silicon Valley, while its corporate headquarters is located in San Francisco. For further information about SoftNet and its services, please visit www.softnet.com and www.ispchannel.com.

                                       ###

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements may be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including uncertainties and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.